UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2020

Assembly Biosciences, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35005	20-8729264
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

331 Oyster Point Blvd., Fourth Floor South San Francisco, California		94080
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (833) 509-4583

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	ASMB	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 6, 2020, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Assembly Biosciences, Inc. (the “Company”) approved a new cash bonus plan, the 2020 Corporate Bonus Plan (the “Plan”). The Plan is effective as of January 1, 2020 and is designed to motivate, retain, attract and reward employees through December 31, 2020 (the “Performance Period”). Under the Plan, cash bonuses will be paid to Company employees who commence employment no later than October 31 of the Performance Period and who are designated for participation by the Committee or the Chief Executive Officer (“Participants”), including the named executive officers.

The Plan is to be administered by the Committee, which will have full power and authority to administer and interpret the Plan, and under the terms of the Plan, the Committee has delegated to the Chief Executive Officer full power and authority to administer and interpret the Plan and any cash bonuses awarded under the Plan with respect to Non-Executive Participants (as defined below).

The Plan is designed to award a cash bonus based on achievement of (1) certain Company-wide objectives (“Corporate Objectives”) and/or (2) certain individual performance objectives, which may include certain department, group and/or team objectives applicable to the Participants (“Individual Objectives”). Relative weights of Corporate Objectives and Individual Objectives for each level of Participants, subject to adjustment by the Committee or the Chief Executive Officer, as applicable, are as follows:

Title	Weight of Corporate Objectives	Weight of Individual Objectives
Chief Executive Officer	100%	0%
C-Level, Executive Officers (other than Chief Executive Officer)	75%	25%
Senior Vice President/Vice President (non-Executive Officer)	50%	50%
Below Vice President	25%	75%

Corporate Objectives will be approved by the Board within 90 days after the beginning of the Performance Period and consist of financial and operational metrics established by the Board. The Board will assign each objective a weight reflecting its relative importance to the Company’s achievement of its goals. The Corporate Objectives and their relative weight may be adjusted at any time during the Performance Period based on unanticipated events in the Board’s sole discretion. The Committee may also make adjustments that it considers reasonable and appropriate to the weighting of the Corporate Objectives based on unanticipated events, changes in the Company’s priorities or other equitable considerations. The Committee will determine, considering analysis and recommendations from management, the degree to which the Corporate Objectives have been met, which will be expressed as a percentage of Corporate Objectives achieved.

Individual Objectives shall be set as provided in the Plan.

Participants are eligible to earn cash bonuses targeted at a specified percentage of his or her 2020 base salary. Bonus targets range from 75% of the 2020 base salary for the Chief Executive Officer, 30% to 40% of a Participant’s 2020 base salary for the Executive Participants and Non-Executive Participants at the Vice President level and above and up to 25% of a Participant’s 2020 base salary for Non-Executive Participants below the Vice President level.

Cash bonuses can range from 0 to 1.5 times a Participant’s target bonus and are expected to be paid in the first quarter following the completion of the Performance Period, but no later than March 15, 2021. Participants must remain employed by the Company through the payment date to receive a cash bonus.

The foregoing description of the Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Assembly Biosciences, Inc. 2020 Corporate Bonus Plan.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Company Name

Date: February 11, 2020	By:	/s/ John G. McHutchison, A.O., M.D.
John G. McHutchison, A.O., M.D.
Chief Executive Officer and President

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